UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

Mettler-Toledo International Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (I.R.S. Employer Identification No.)

Im Langacher, 8606 Greifensee, Switzerland
and
1900 Polaris Parkway, Columbus, Ohio  43240
__________________________________________

(Address of principal executive offices) (zip code)

+41 44 944 2211 and +1 614 438 4511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, Mettler-Toledo International Inc. (“Mettler-Toledo”) announced that its Board of Directors had approved a management succession plan.  On November 1, 2007, the Board elected Robert F. Spoerry to the position of Executive Chairman of the Board and Olivier Filliol to the positions of President and Chief Executive Officer, in each case effective on January 1, 2008.

Oliver Filliol joined Mettler-Toledo in 1998 and has been responsible for the company’s Global Sales, Service and Marketing operations, as well as the company’s China operations, since 2004.  He has also been the Division Head for the Process Analytics business since 2000.  Before joining Mettler-Toledo, he worked with the international consulting firm Bain & Company.

Mr. Spoerry will remain an employee of Mettler-Toledo in the role of Executive Chairman of the Board.  In this function, he will initially help assure a smooth transition to the new CEO; on an ongoing basis, he will assist in strategic, organizational and corporate governance matters, as well as facilitate interaction between the Board of Directors and management and assist with other matters as determined from time to time in agreement with the Board of Directors and CEO.

New Employment Agreements.  In connection with this management succession the company entered into new employment agreements with Messrs. Filliol and Spoerry dated November 1, 2007.  The agreements are governed by Swiss law and replace the prior employment agreements.  The agreements call for base salaries for Mr. Filliol and Mr. Spoerry of CHF 750,000 and CHF 600,000, and target bonuses of CHF 375,000 and CHF 300,000, respectively.  The actual bonus earned depends on target achievement, pursuant to the regulations of the POBS Plus Incentive Plan for Members of Group Management.  This is the same bonus plan Mr. Filliol and Mr. Spoerry participated in previously.  The individuals are entitled to participate in the company’s equity incentive plan.  The company bears the cost of contributions to Mettler-Toledo Fonds (a type of Swiss pension plan), as well as the cost of accident and disability insurance.

The agreements may be terminated by either party on 12 months notice to the end of a month.  The individuals may not compete with the company for a period of 12 months after termination.  If the company terminates Mr. Filliol’s employment within the first two years without cause, it must make an additional payment to Mr. Filliol of CHF 1.125 million (equivalent to one year’s current target salary).  Mr. Filliol must acquire at least 15,000 MTD shares by the end of 2010, and must hold such shares until at least one year following his last day of employment.  Mr. Filliol may not serve on any third party board of directors through the end of 2010, after which third party board service is conditioned on prior approval by the Board.

This description of the employment agreements is qualified by reference to the full text of the agreements, which are attached to this report as Exhibits 10.1 and 10.2.

In addition, a copy of the press release issued by the company on November 1, 2007 announcing the management succession plan is furnished hereto as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.                    Description

10.1	Employment Agreement between Mettler-Toledo International Inc. and Olivier A. Filliol, dated November 1, 2007.

10.2	Employment Agreement between Mettler-Toledo International Inc. and Robert F. Spoerry, dated November 1, 2007.

99.1	Press release regarding management succession plan, dated November 1, 2007, issued by Mettler-Toledo International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated: November 1, 2007	By:	/s/ William P. Donnelly
William P. Donnelly
Chief Financial Officer

Exhibit Index

Item 9.01 Financial Statements and Exhibits

Exhibit No.                    Description

10.1	Employment Agreement between Mettler-Toledo International Inc. and Olivier A. Filliol, dated November 1, 2007.

10.2	Employment Agreement between Mettler-Toledo International Inc. and Robert F. Spoerry, dated November 1, 2007.

99.1	Press release regarding management succession plan, dated November 1, 2007, issued by Mettler-Toledo International Inc.